UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2019

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AI	NYSE
7.00% Series B Cumulative Perpetual Redeemable Preferred Stock	AI PrB	NYSE
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AI PrC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Executive Chairman on December 31, 2019

On June 6, 2019, Eric F. Billings informed the Board of Directors (the “Board”) of Arlington Asset Investment Corp. (the “Company”) that he will retire as Executive Chairman of the Company after 30 years of service on December 31, 2019.  Following his retirement, Mr. Billings will no longer serve on the Board nor will he be an employee of the Company. Mr. Billings will become a consultant to the Company on January 1, 2020, for a two-year term.  Mr. Billings is expected to continue in his current role as Executive Chairman until December 31, 2019.

Consulting Agreement

General

In connection with his retirement on December 31, 2019, Mr. Billings and the Company entered into a Retirement and Consulting Agreement on June 6, 2019 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Billings will continue to serve as the Company’s Executive Chairman and a director until December 31, 2019 (assuming he is re-elected at the Company Annual Meeting of stockholders on June 10, 2019).  Until December 31, 2019, he will continue to receive his current base salary and will remain eligible to earn an annual incentive bonus for 2019. The Consulting Agreement provides that (i) on December 31, 2019 Mr. Billings will retire from all positions with the Company, including from the Board, and (ii) on January 1, 2020, he will begin a two-year consulting term with the Company.

Equity Awards

The Consulting Agreement provides that on July 1, 2019, Mr. Billings will be granted restricted stock units (“RSUs”) equal to a number of shares of the Company’s common stock having a value on July 1, 2019 of $600,000.  The RSUs will vest equally on each of January 1, 2020, July 1, 2020, January 1, 2021, July 1, 2021 and January 1, 2022, subject to Mr. Billings’ continued employment/providing consulting services. The RSUs will vest sooner upon (i) certain terminations of Mr. Billings’ employment or service or (ii) a change in control of the Company if the buyer does not assume the award or, if assumed, Mr. Billings’ employment or service is terminated without cause or he resigns with good reason.

The Consulting Agreement also provides for the revision to Mr. Billings’ (i) one existing restricted stock award (covering 27,994 shares of common stock) so that the award will vest on December 31, 2019, subject to Mr. Billings’ continued employment, (ii) one existing performance award (covering 31,038 performance share units) so that the award will vest on December 31, 2019, subject to continued employment, and (iii) two existing performance share awards (covering 77,394 performance share units) so that the awards will remain outstanding, subject to Mr. Billings’ continued employment or service, and will vest to the extent that the related performance objectives are achieved.

Consulting Fees

From January 1, 2020 to January 1, 2022 (the “Consulting Term”), Mr. Billings will be entitled to an annual consulting fee of $500,000.  The Company will also pay Mr. Billings a “COBRA supplement” for each month during the Consulting Term.  In lieu of providing an office to Mr. Billings, the Company will also pay him $20,000 in both 2020 and 2021.

Other

The Consulting Agreement provides that Mr. Billings’ current Change in Control Continuity Agreement with the Company will terminate effective December 31, 2019. In addition, Mr. Billings will be restricted from engaging in the mortgage REIT business and soliciting the Company’s employees through December 31, 2022. The Consulting Agreement also contains customary release of claims and non-disparagement provisions.

* * *

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the entire Consulting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.  The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Retirement and Consulting Agreement, dated June 6, 2019, by and between Arlington Asset Investment Corp. and Eric F. Billings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.
Date: June 6, 2019	By:/s/ Richard E. Konzmann Name:Richard E. Konzmann Title:Executive Vice President, Chief Financial Officer and Treasurer